UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 29, 2008

Pharmasset, Inc.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-33428	98-0406340
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

303-A College Road East Princeton, New Jersey	08540
(Address of Principal Executive Offices)	(Zip Code)

(609) 613-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2008, the Board of Directors (the “Board”) of Pharmasset, Inc. (the “Company”) approved the Company’s fiscal 2009 Annual Performance Management Program (the “Bonus Plan”). The Bonus Plan is substantially similar to the fiscal 2008 Annual Performance Management Program described in the Company’s proxy statement filed with the Securities and Exchange Commission on January 25, 2008. Payouts under the Bonus Plan are subject to the Board’s discretion and are based on each participant’s performance as well as the achievement of certain corporate performance objectives. The Board approved the following corporate performance objectives for the Bonus Plan:

•	progress studies required for clevudine registration;

•	progress development of R7128 and PSI-7851;

•	continue research efforts to identify new product candidates; and

•	maintain an appropriate level of capitalization.

On October 29, 2008, the Board also approved the fiscal 2009 base salary and the potential amount that could be earned by each of the Company’s named executive officers participating in the Bonus Plan (expressed as a percentage of base salary) as set forth in the table below:

Name	Title	Potential Incentive Compensation	Fiscal 2009 Base Salary
P. Schaefer Price	President and Chief Executive Officer	30%	$455,000

Kurt Leutzinger	Chief Financial Officer	30%	$280,125

Michael J. Otto	Chief Scientific Officer	30%	$253,000

M. Michelle Berrey	Chief Medical Officer	30%	$288,500

On October 29, 2008, the Board also awarded bonus compensation to Messrs. Price, Leutzinger and Otto and Ms. Berrey under the fiscal 2008 Annual Performance Management Program. The amounts awarded to Messrs. Price and Otto and Ms. Berrey were in excess of their target levels under the fiscal 2008 Performance Management Program to reward them for exceeding certain corporate and individual objectives during fiscal 2008. The awarded amounts were paid to Messrs. Price, Leutzinger and Otto and Ms. Berrey on November 14, 2008 and were as follows:

Name	Fiscal 2008 Bonus Amount
P. Schaefer Price	$135,000

Kurt Leutzinger	$70,000

Michael J. Otto	$90,000

M. Michelle Berrey	$150,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pharmasset, Inc.

Date: January 22, 2009	By:	/s/ Kurt Leutzinger
Kurt Leutzinger
Chief Financial Officer